EXHIBIT 10.6

FORM OF AMENDMENT TO

CITIZENS & NORTHERN CORPORATION’S

1995 STOCK INCENTIVE PLAN

AND

ANNUAL INCENTIVE PLAN

On September 19, 2013, the Board of Directors of Citizens & Northern Corporation (the “Corporation”) amended the Corporation’s 1995 Stock Incentive Plan and Annual Incentive Plan to add the following provision:

Recoupment.  Amounts allocated or paid pursuant to this Plan shall be subject to recovery by the Corporation under any claw back, recovery, recoupment or similar policy hereafter adopted by the Corporation, whether in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, or otherwise, whether or not required by law.